                                                                   Exhibit 10(p)






                       PIONEER-STANDARD ELECTRONICS, INC.

                            BENEFIT EQUALIZATION PLAN


























                                                       Effective: April 27, 1999

                                TABLE OF CONTENTS
                                -----------------


ARTICLE    DESCRIPTION                                                   PAGE
-------    -----------                                                   ----

   1       NAME AND PURPOSE                                               1-1

   2       DEFINITIONS                                                    2-1

   3       ELIGIBILITY AND PARTICIPATION                                  3-1

   4       COMPENSATION REDUCTION, MATCH AND PROFIT
           SHARING AMOUNTS AND ACCOUNTS                                   4-1

   5       ELIGIBILITY FOR RETIREMENT AND RELATED BENEFITS                5-1

   6       FORMS OF RETIREMENT BENEFITS                                   6-1

   7       DEATH BENEFITS                                                 7-1

   8       RIGHTS OF PARTICIPANTS AND BENEFICIARIES                       8-1

   9       TRUST                                                          9-1

   10      CLAIMS PROCEDURE                                               10-1

   11      ADMINISTRATION                                                 11-1

   12      AMENDMENT AND TERMINATION                                      12-1

   13      PARTICIPATING COMPANIES                                        13-1

   14      MISCELLANEOUS                                                  14-1

                       PIONEER-STANDARD ELECTRONICS, INC.

                            BENEFIT EQUALIZATION PLAN

         This Plan is hereby adopted by Pioneer-Standard Electronics, Inc., a corporation organized and existing under and by virtue of the laws of the State of Ohio (hereinafter referred to as the "Company");

                              W I T N E S S E T H:

         WHEREAS, the Company maintains the Pioneer-Standard Electronics, Inc. Employees' Profit Sharing Retirement Plan (hereinafter referred to as the "Profit Sharing Plan"); and

         WHEREAS, the Company now desires to establish the Pioneer-Standard Electronics, Inc. Benefit Equalization Plan (hereinafter referred to as the "Plan") in order to permit certain management and highly compensated employees to make deferrals of their unpaid compensation, receive matching contributions on such deferrals, and receive employer nonelective contributions in excess of the certain limits imposed under the Profit Sharing Plan; and

         WHEREAS, the Company desires to further provide such management and highly compensated employees with unfunded deferred compensation by providing an election to defer receipt of certain additional compensation from the Company as well as providing the Company with a vehicle to provide additional deferred compensation to such individuals;

         NOW, THEREFORE, the Company hereby adopts the Plan, effective April 27, 1999, as follows:

                                   ARTICLE 1
                                   ---------

                                NAME AND PURPOSE
                                ----------------

         1.1. Name. The name of this Plan shall be the PIONEER-STANDARD ELECTRONICS, INC. BENEFIT EQUALIZATION PLAN.

         1.2. Purpose. This Plan is hereby established to provide unfunded deferred compensation to certain management and highly compensated employees of the Participating Companies under certain conditions specified herein.

         1.3. Plan for a Select Group. This Plan shall only cover Employees of the Participating Companies who are members of a "select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA. The Company shall have the authority to take any and all actions necessary or desirable in order that this Plan shall satisfy the requirements set forth in ERISA and regulations thereunder applicable to plans maintained for Employees who are members of a select group of management or highly compensated employees. Moreover, this Plan at all times shall be administered in such a manner, and benefits hereunder shall be so limited, notwithstanding any contrary provision of this Plan, in order that this Plan shall constitute such a plan.

         1.4. Not a Funded Plan. It is the intention and purpose of the Company that this Plan shall be deemed to be "unfunded" for tax purposes as well as being such a plan as would properly be described as "unfunded" for purposes of Title I of ERISA. This Plan shall be administered in such a manner, notwithstanding any contrary provision of this Plan, in order that it will be so deemed and would be so described.

                                      1-1

                                   ARTICLE 2
                                   ---------

                                   DEFINITIONS
                                   -----------

         Unless the context otherwise indicates, the following words used herein shall have the following meanings wherever used in this instrument:

         2.1. Accounts. The word "Accounts" shall mean the Deferral Account, Match Account and Profit Sharing Account maintained on the books of the Company for a Participant under this Plan. A Participant's Accounts shall not constitute or be treated as a trust fund of any kind.

         2.2. Administrator. The word "Administrator" shall mean the person or persons, corporation or partnership designated as Administrator under Article 11 hereof.

         2.3. Adoption Date. The words "Adoption Date" shall mean the date as of which any Participating Company shall have adopted the Plan.

         2.4. Affiliated Company. The words "Affiliated Company" generally shall mean any corporation or business organization that, directly or indirectly, through one or more intermediaries controls, is controlled by, or is under common control with the Company, and particularly shall mean any corporation of which eighty percent (80%) of the voting stock is directly or indirectly owned by the Company.

         2.5. Appeals Committee. The words "Appeals Committee" shall mean the Appeals Committee established pursuant to Article 10 hereof.

         2.6. Annual Incentive Compensation Plan. The words "Annual Incentive Compensation Plan" shall mean an arrangement used to provide annual incentive compensation to employees of the Participating Companies, whether set forth in a plan, contained in individual employment agreements or otherwise.

                                      2-1

         2.7. Base Salary. The words "Base Salary" shall mean a Participant's base remuneration for services rendered to a Participating Company while a Participant; provided, however, that to the extent the Compensation Committee considers it appropriate, Base Salary payable to a Participant for service rendered to an Affiliated Company shall be taken into account in determining his Base Salary. A Participant's Base Salary will not be reduced by any of the following:

                           (i) amounts which are excluded from taxable income under Code Sections 125, 402(e)(3) and 402(h); and

                           (ii) amounts which are excluded from taxable income
                                because they are deferred by the Participant under a plan similar to this Plan.

Base Salary shall, however, not include fringe or special benefits or perquisites, or matching or employer contributions under any benefit plan of any Participating Company or Affiliated Company.

         2.8. Beneficiary. The word "Beneficiary" shall mean any person who receives or is designated to receive payment of any benefit under the terms of this Plan because of the participation of another person in this Plan.

         2.9. Benefit Commencement Date. The words "Benefit Commencement Date" shall mean the first date as of which benefits are to be paid pursuant to the terms of this Plan.

         2.10. Board. The word "Board" shall mean the Board of Directors of the Company.

         2.11. Bonus. The word "Bonus" shall mean a Participant's bonus for services rendered to a Participating Company while a Participant, whether payable pursuant to the Annual Incentive Compensation Plan or otherwise, provided, however, that to the extent the Compensation Committee considers it appropriate, a bonus payable to a Participant for services rendered to an Affiliated Company shall be taken into account in determining the amount of a Participant's Bonus for purposes of this Plan. A Participant's Bonus will not be reduced by any of the following:

                                      2-2

                           (i) amounts which are excluded from taxable income under Code Sections 125, 402(e)(3) and 402(h); and

                           (ii) amounts which are excluded from taxable income
                                because they are deferred by the Participant under a plan similar to this Plan.

A Bonus shall, however, not include fringe or special benefits or perquisites, or matching or employer contributions under any benefit plan of any Participating Company or Affiliated Company. If amounts are payable under the Annual Incentive Compensation Plan, or other arrangement, more frequently than annually, each such payment shall constitute a separate Bonus for purposes of this Plan.

         2.12. Bonus Deferral Election. The words "Bonus Deferral Election" shall mean, with respect to any Participant, the whole percentage or dollar amount of a future Bonus payment which the Participant elects to defer to the Plan pursuant to Article 4 hereof.

         2.13. Breach of the Restrictive Covenants. The words "Breach of the Restrictive Covenants" shall mean, during a Participant's employment with the Company or any Affiliated Company or thereafter, during the term of any written agreement between the Company or Affiliated Company and the Participant dealing with noncompetition, nonsolicitation, noninterference, confidentiality or similar matters, the breach of such agreement by the Participant as reasonably determined by the Compensation Committee in good faith, but only if such breach is not remedied within

                                      2-3
thirty (30) days following actual written notification of such breach by the Compensation Committee to the Participant.

         2.14. Cause. The word "Cause" shall mean for purposes of this Plan:

                  (a) a Participant's Termination of Employment shall have been the result of his conviction of any of the following: (i) embezzlement;
         (ii) misappropriation of money or other property of the Company or any Affiliated Company; or (iii) any felony;

                  (b) a Breach of the Restrictive Covenants; or;

                  (c) a Participant's failure, during his employment with the Company or any Affiliated Company, to devote his full time and undivided attention during normal business hours to the business and affairs of the Company or any Affiliated Company, except for reasonable vacations and for illness or incapacity; provided, however, that the Participant may, with the consent of the Company, serve as a director or member of an advisory committee of any organization involving no conflict of interest with the interests of the Company, engage in charitable and community activities, and manage his personal affairs, provided that such activities do not materially interfere with the regular performance of his duties and responsibilities of employment.

         2.15. Change of Control. The words "Change of Control" shall mean the occurrence of any of the following events:

                  (a) all or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized with or into another corporation or entity, with the result that upon conclusion of the transaction less than fifty-one percent (51%) of the outstanding securities entitled to vote generally in the election of Directors ("Voting Stock") or other capital interests of the acquiring corporation or entity are owned, directly or indirectly, by the holders of Voting Stock of the Company generally prior to the transaction;

                  (b) there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 ("Exchange Act") disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial

                                      2-4
         owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing twenty percent (20%) or more of the combined voting power of the then-outstanding Voting Stock of the Company;

                  (c) the Company shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 6(e) of
         Schedule 14A thereunder (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                  (d) the individuals who, at the beginning of any period of two
         (2) consecutive calendar years, constituted the Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company's shareholders of each new Director of the Company was approved by a vote of at least two-thirds (2/3) of the Directors of the Company still in office who were Directors of the Company at the beginning of any such period.

         2.16. Code. The word "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations or other pronouncements promulgated thereunder. Whenever a reference is made herein to a specific Code Section, such reference shall be deemed to include any successor Code Section having the same or a similar purpose.

         2.17. Company. The word "Company" shall mean Pioneer-Standard Electronics, Inc. and any successor corporation or business organization which shall assume the duties and obligations of Pioneer-Standard Electronics, Inc. under this Plan.

         2.18. Compensation. The word "Compensation" shall mean all remuneration which is paid to an Employee in cash or in kind for the performance of services for a Participating Company for the Fiscal Year, and which must be reported as wages on the Employee's Form W-2 for income tax purposes, adjusted as follows:

                                      2-5

                  (a) increased for salary reduction amounts which are excluded from the taxable income of the Employee under Code Sections 125, 402(e)(3) and 402(h);

                  (b) increased by any deferred compensation amounts; and

                  (c) reduced by all of the following amounts even if they are taxable to the Employee:

                           (i) expense reimbursements, expense allowances or moving expenses; and

                           (ii) cash and noncash fringe benefits and welfare
                                benefits.

         Finally, an Employee's Compensation with respect to a Fiscal Year shall be that Compensation which is earned for such Fiscal Year, without regard to when such Compensation is actually paid to the Employee.

         2.19. Compensation Committee. The words "Compensation Committee" shall mean the Compensation Committee of the Board or any successor thereto.

         2.20. Compensation Limit. The words "Compensation Limit" shall mean the limitation on annual compensation which is taken into account under the Profit Sharing Plan pursuant to Section 401(a)(17) of the Code. This limitation shall be adjusted, as applicable, on January 1 of each year. The Compensation Limit used to determine Excess Compensation for a particular Fiscal Year shall be the limitation on annual compensation which is taken into account under the Profit Sharing Plan for the plan year of the Profit Sharing Plan which ends on December 31 in such Fiscal Year.

         2.21. Continuous Service. The words "Continuous Service" shall mean for any Participant any period during which he is or was employed by any Participating Company or Affiliated Company, excluding any periods of Disability, even if such period

                                       2-6
of Disability is counted as Continuous Service under any other plan or arrangement of any Participating Company or Affiliated Company. Each such period shall be measured from the Participant's date of hire (which date shall be considered to be the first day during which the Participant performs any service for any Participating Company or Affiliated Company for which the Participant is directly or indirectly compensated) until the date of Termination of Employment which follows such date of hire.

         In addition, if any Participant has a Termination of Employment and is rehired within twelve (12) months of:

                  (a) the date of his Termination of Employment; or

                  (b) if earlier, the first day of any period of leave of absence, layoff or Military Service after the end of which the Employee did not return to work for a Participating Company or an Affiliated Company prior to his Termination of Employment;

such Participant's Continuous Service shall include the period of severance measured from his Termination of Employment until his subsequent date of rehire. Two or more such periods that contain fractions of a year (computed in months and days) shall be aggregated on the basis of twelve (12) months constituting a year and thirty (30) days constituting a month.

         In the event that a business organization shall be or shall have been acquired by or merged into a Participating Company, the date of hire of each Participant who is or was an employee of such business organization on the date of acquisition shall be deemed to have been the most recent date he was hired by such business organization unless another date is designated by the Compensation Committee.

         2.22. Deferral Account. The words "Deferral Account" shall mean the bookkeeping account maintained by the Company on behalf of each Participant to reflect

                                      2-7
the Participant's Deferral Amounts for each Fiscal Year and all earnings, gains and losses thereon.

         2.23. Deferral Amount. The words "Deferral Amount" shall mean for each Participant an amount equal to the amount by which the Participant's Base Salary and Bonus are reduced by means of a Salary Deferral Election or a Bonus Deferral Election pursuant to Article 4 hereof.

         2.24. Deferral Election. The words "Deferral Election" shall mean, with respect to any Participant, the whole percentage or dollar amount of Base Salary and Bonus which the Participant elects to defer to the Plan pursuant to Article 4 hereof.

         2.25. Director. The word "Director" shall mean a member of the Board.

         2.26. Disability. The word "Disability" shall mean, with respect to any Participant, a medically determinable physical or mental impairment which qualifies the Participant to receive benefits under the Participating Company's long term disability plan, or which would qualify the Participant to receive benefits under the Participating Company's long term disability plan had he been covered by said plan; except that no Participant shall be deemed to have a Disability if such disability:

                  (a) was contracted, suffered or incurred while the Participant was engaged in, or resulted from his having engaged in a criminal act or enterprise;

                  (b) resulted from the Participant's addiction, habituation or use of alcohol, narcotics or hallucinogens, provided however, that where such Participant is determined to be a qualified individual with a disability within the meaning of the Americans With Disabilities Act (42 United States Code Section 12101 et seq.) with respect to such disability, the exclusion contained in this Subsection (b) shall be limited to such Participant's engaging in the illegal use of drugs or alcohol within the meaning of 42 United States Code Section 12114; or

                  (c) resulted from any intentionally self-inflicted injury.

                                      2-8

A determination of Disability shall be made by the Administrator with the advice of competent medical authority.

         2.27. Early Retirement Date. The words "Early Retirement Date" shall mean the date on which a Participant attains the later of age fifty-five (55) or seven (7) years of Continuous Service.

         2.28. Effective Date. The words "Effective Date" shall mean the date this Plan became effective, which date is April 27, 1999.

         2.29. Employee. The word "Employee" shall mean any common-law employee of any Participating Company or Affiliated Company, whether or not an officer or Director, but excluding any person serving only in the capacity of a Director.

         2.30. ERISA. The acronym "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any regulations or other pronouncements promulgated thereunder. Whenever a reference is made herein to a specific ERISA Section, such reference shall be deemed to include any successor ERISA Section having the same or a similar purpose.

         2.31. Excess Compensation. The words "Excess Compensation" shall mean the Participant's Compensation for a Fiscal Year which is in excess of the Compensation Limit.

         2.32. Fiscal Year. The words "Fiscal Year" shall mean the twelve (12) month period ending on March 31 in each calendar year.

         2.33. Match Account. The words "Match Account" shall mean the bookkeeping account maintained by the Company on behalf of each Participant to reflect

                                      2-9
the Participant's Match Amounts for each Fiscal Year and all earnings, gains and losses thereon.

         2.34. Match Amounts. The words "Match Amounts" shall mean for each Participant the amounts which are deemed to be credited to the Participant's Match Account pursuant to Article 4 hereof.

         2.35. Military Service. The words "Military Service" shall mean duty in the Armed Forces of the United States, whether voluntary or involuntary, provided that the Employee serves not more than one voluntary enlistment or tour of duty and further provided that such voluntary enlistment or tour of duty does not follow involuntary duty. To the extent required by law, this Plan shall be administered in compliance with the Uniformed Services Employment and Reemployment Rights Act of 1994.

         2.36. Normal Retirement Date. The words "Normal Retirement Date" shall mean the date on which a Participant attains age sixty-five (65).

         2.37. Participant. The word "Participant" shall mean any eligible Senior Executive who has performed all the acts required by this Plan to become a Participant, who has become a Participant in accordance with Article 3 hereof, and who remains a Participant hereunder. A Participant shall cease to be a Participant and shall become a former Participant, upon the earliest of his Termination of Employment, the date he ceases to be designated by the Compensation Committee as eligible to participate, the date he ceases to be employed by a Participating Company or the date he ceases to accrue benefits under this Plan. However, the word "Participant" may also include, where the context indicates, any former Participant in this Plan.

                                      2-10

         2.38. Participating Company. The words "Participating Company" shall mean the Company and any Affiliated Company which is or shall become a Participating Company in the Plan pursuant to Article 13 hereof but only for periods while it is a Participating Company herein.

         2.39. Plan. The word "Plan" shall mean the Pioneer-Standard Electronics, Inc. Benefit Equalization Plan as set forth herein, effective as of the Effective Date, and as it may be later amended.

         2.40. Plan Year. The words "Plan Year" shall mean the twelve (12) month period ending on December 31 in each calendar year. The first Plan Year shall be April 27, 1999 through December 31, 1999.

         2.41. Profit Sharing Account. The words "Profit Sharing Account" shall mean the bookkeeping account maintained by the Company on behalf of each Participant to reflect the Participant's Profit Sharing Amounts for each Fiscal Year and all earnings, gains and losses thereon.

         2.42. Profit Sharing Amount. The words "Profit Sharing Amount" shall mean for each Participant the amounts which are deemed to be credited to the Participant's Profit Sharing Account pursuant to Article 4 hereof.

         2.43. Profit Sharing Plan. The reference and words "Profit Sharing Plan" shall mean the Pioneer-Standard Electronics, Inc. Employees' Profit Sharing Retirement Plan or any replacement plan or successor plan thereto.

         2.44. Retirement. The word "Retirement" shall mean a Termination of Employment of a Participant, whether voluntary or involuntary, on or after the first to occur of his Early Retirement Date or his Normal Retirement Date, for a reason other than:

                                      2-11

                  (a) his death or Disability; or

                  (b) for Cause.

         2.45. Salary Deferral Election. The words "Salary Deferral Election" shall mean, with respect to any Participant, the whole percentage or dollar amount of a future Base Salary payment which the Participant elects to defer to the Plan pursuant to Article 4 hereof.

         2.46. Senior Executive. The words "Senior Executive" shall mean any executive Employee who is a member of a select group of management or highly compensated employees of any Participating Company within the meaning of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA. A Participant
shall automatically cease to be a Senior Executive on his date of Termination of Employment.

         2.47. Short Term Deferral Election. The words "Short Term Deferral Election" shall mean, with respect to any Participant, the whole percentage or dollar amount of the Participant's Deferral Amount for the Fiscal Year which the Participant elects to defer until a date specified by the Participant pursuant to Article 4 hereof.

         2.48. Termination Date. The words "Termination Date" shall mean the date as of which any Participating Company ceases to participate in the Plan.

         2.49. Termination of Employment. The words "Termination of Employment" shall mean for any Employee the occurrence of any one of the following events:

                  (a) he is discharged by a Participating Company or any Affiliated Company unless he is subsequently reemployed and given pay back to his date of discharge;

                  (b) he voluntarily terminates employment with a Participating Company or any Affiliated Company;

                                      2-12

                  (c) he retires from employment with a Participating Company or any Affiliated Company;

                  (d) he fails to return to work at the end of any leave of absence authorized by a Participating Company or any Affiliated Company, or within ninety (90) days following such Employee's release from Military Service or within any other period following Military Service in which his right to reemployment with a Participating Company or any Affiliated Company is guaranteed by law; or

                  (e) he fails to return to work after the cessation of disability income payments under any sick leave or short term disability program of a Participating Company or any Affiliated Company, for any reason including such a failure to return to work due to his Disability.

         2.50. Trust. The word "Trust" shall mean any trust that may be established pursuant to Article 9 hereof.

         2.51. Vested Interest. The words "Vested Interest" shall mean with respect to any Participant the total of (a) plus (b) minus (c), where:

                  (a) equals the amount, if any, credited to his Deferral
         Account;

                  (b) equals his Vested Percentage multiplied by the sum of:

                           (i) the balance in his Match Account and his Profit Sharing Account; plus

                           (ii) any distributions made to the Participant from
                                his Match Account or his Profit Sharing Account; and

                  (c) equals the amount of any distributions made to the Participant from his Match Account or his Profit Sharing Account.

         2.52. Vested Percentage. The words "Vested Percentage" shall mean for any Participant a percentage determined on the basis of his number of years of Continuous Service in accordance with the following table:

                                      2-13

                    Years of Continuous Service     Vested Percentage
                    ---------------------------     -----------------

                    Less than 1 year                         0%
                    1 but less than 2 years                 20%
                    2 but less than 3 years                 40%
                    3 but less than 4 years                 60%
                    4 but less than 5 years                 80%
                    5 or more years                        100%

Notwithstanding the foregoing, the Vested Percentage of a Participant with respect to his Deferral Account always shall be one hundred percent (100%) and the Vested Percentage of a Participant with respect to his Match Account and Profit Sharing Account shall become one hundred percent (100%) upon the first to occur of the following events:

                  (a) the Participant's attainment of his Early Retirement Date, or Normal Retirement Date, while he is an Employee;

                  (b) the Participant's death while he is an Employee;

                  (c) the Participant's Termination of Employment due to his Disability;

                  (d) the effective date of the termination of the Plan; or

                  (e) the date of a Change of Control.

However, notwithstanding any contrary provision of this Plan, regardless of a Participant's Vested Percentage, his Account balances hereunder, other than his Account balance in his Deferral Account, shall at all times until paid be forfeitable for Cause or Breach of the Restrictive Covenants.

                                      2-14

                                   ARTICLE 3
                                   ---------

                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------


         3.1. Eligibility. The Compensation Committee may, from time to time, in its discretion, designate one or more Senior Executives as eligible to participate in this Plan.

         3.2. Participation. Each Senior Executive who has satisfied the eligibility requirements, set forth in Section 3.1 hereof, shall become a Participant on or as of the date of his designation as a Senior Executive eligible to participate in the Plan, or as soon thereafter as he reasonably can be enrolled in the Plan, provided that he complies with appropriate administrative requirements for enrollment of Participants, and shall remain a Participant until the earlier of (a) the date of his Termination of Employment or (b) the cessation of his Participant status pursuant to Section 3.3 hereof.

         3.3. Cessation of Participation Initiated by the Compensation Committee. In the event that the Compensation Committee determines, in its sole discretion, that a Participant is not, or may not be, a member of a "select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3), 401(a)(1) and 4021(b)(6) of ERISA, then the
Compensation Committee may, in its sole discretion, terminate such Participant's participation in this Plan. In the event of such termination of participation:

                  (a) such Participant shall no longer be permitted to make deferrals or be credited with allocations hereunder; and

                  (b) the Compensation Committee shall direct that such actions shall be taken which, in its sole discretion, most closely adhere to the terms of this Plan while not putting at risk its status as a plan maintained

                                      3-1
         for a "select group of management or highly compensated employees" as referred to above.

                                      3-2

                                   ARTICLE 4
                                   ---------

                        COMPENSATION REDUCTION, MATCH AND
                      PROFIT SHARING AMOUNTS, AND ACCOUNTS
                      ------------------------------------


         4.1. Deferral Elections. If a Participant elects to make deferrals under this Plan for a Fiscal Year, then a portion of the Compensation which would normally be paid to the Participant by or through the Participating Company shall be retained by the Participating Company, and, in lieu thereof, an amount equal thereto shall constitute a Deferral Amount hereunder and shall be credited to the Participant's Deferral Account pursuant to Section 4.4 hereof. Such elections shall be subject to the following rules:

                  (a) Salary Deferral. With respect to each Fiscal Year, a Participant may elect to defer a portion of his or her Base Salary by making a Salary Deferral Election, in writing or such other form and at such time as is required by the Administrator prior to deferral hereunder. A Participant's Salary Deferral Election shall specify a stated percentage or a stated dollar amount of the Participant's Base Salary, which specified percentage or dollar amount shall not exceed eighty percent (80%) of the Participant's Base Salary. The amount so elected under the Salary Deferral Election shall be credited to the Participant's Deferral Account under this Plan. No Salary Deferral Election shall be effective with respect to Base Salary paid before:

                           (i) the date of receipt by the Administrator of a Salary Deferral Election in a form acceptable to the Administrator for the Participant's initial Fiscal Year of participation in this Plan; and

                           (ii) the first day of the Fiscal Year with respect to
                                subsequent Fiscal Years, provided the
                                Administrator has received the Salary Deferral Election in a form acceptable to the Administrator prior to such first day.

                  (b) Bonus Deferral. With respect to each Fiscal Year, a Participant may elect to defer a portion of his or her Bonus by making a Bonus Deferral Election, in writing or such other form and at such time as is required by the Administrator prior to deferral hereunder. A Participant's Bonus Deferral Election shall specify a stated percentage or a stated dollar amount of the Participant's Bonus, which specified


                                      4-1
         percentage or dollar amount shall not exceed one hundred percent (100%) of the Participant's Bonus. The amount so elected under the Bonus Deferral Election shall be credited to the Participant's Deferral Account under this Plan. No Bonus Deferral Election shall be effective with respect to a Bonus paid before:

                           (i) the date of receipt by the Administrator of a Bonus Deferral Election in a form acceptable to the Administrator for the Participant's initial Fiscal Year of participation in this Plan; and

                           (ii) the first day of the Fiscal Year with respect to
                                subsequent Fiscal Years, provided the
                                Administrator has received the Bonus Deferral Election in a form acceptable to the Administrator prior to such first day.

                  (c) General Deferral Election Rules. A Participant's Salary Deferral Election and Bonus Deferral Election shall be irrevocable for the entire Fiscal Year for which it is made. All elections to make deferrals under this Plan, and all resulting deferrals, shall be subject to such rules, procedures, limits and restrictions as the Administrator may establish from time to time. If permitted by the Administrator, a Participant's Deferral Election may be effective from Fiscal Year to Fiscal Year during a Participant's continuing participation, until the Participant ceases to participate or the election is prospectively revoked. Such prospective revocation of a Deferral Election shall be effective as of the first day of the Fiscal Year commencing after the receipt by the Administrator of a revocation in form acceptable to the Administrator. If permitted by the Administrator, a Participant may make differing Deferral Elections with respect to each of multiple Bonuses payable for a particular Fiscal Year or may make a single election applicable to all such Bonuses.

                  (d) Short Term Deferral. With respect to each Fiscal Year, a Participant may make a Short Term Deferral Election applicable to all or a portion of his Deferral Amount for such Fiscal Year. A Participant's Short Term Deferral Election shall specify a stated percentage or a stated dollar amount of the Participant's Deferral Amount for the Fiscal Year, which specified percentage or dollar amount shall not exceed one hundred percent (100%) of the Participant's Deferral Amount for the Fiscal Year. The resulting deferral shall be for a definite period and shall be payable in the Single Sum Form on the date specified by the Participant provided that the following shall be applicable:

                           (i) The deferral must be at least to the third Fiscal Year following the Fiscal Year from which the Base Salary or Bonus is deferred.

                                      4-2

                           (ii) The Deferral Election will be superseded by the other Plan provisions applicable to death, Disability, Retirement or Termination of Employment of the Participant, or the termination of the Plan, or a previous withdrawal of such amounts (to the extent thereof) pursuant to Section 5.5(a) or (b) hereof, before the date as of which the amount is payable.

                           (iii) The Participant may not change the date which
                                 he has specified as the date on which such Deferral Amount shall be distributed to him.

         4.2. Matching. For each Fiscal Year, the Match Account of a Participant who is deemed to have Deferral Amounts credited to a Deferral Account for such Fiscal Year pursuant to a Deferral Election as provided in Section 4.1 hereof, shall be credited with a Match Amount equal to the matching contribution amount which would have been provided to the Participant under the Profit Sharing Plan if the Deferral Amounts had instead been contributed as pre-tax contribution to the Profit Sharing Plan and the limits imposed by Code Sections 401(a)(17), 401(k)(3), 401(m)(2), 402(g), and 415 were not applicable. For purposes of illustration only, as of the Effective Date, a Participant shall be credited with a Match Amount equal to the lesser of:

                  (a) fifty percent (50%) of the Deferral Amounts made to the Plan pursuant to a Deferral Election for the Fiscal Year, which Deferral Amounts shall be calculated prior to the withholding of any taxes; or

                  (b) two percent (2%) of the Participant's Excess Compensation for the Fiscal Year.

                                      4-3

         4.3. Profit Sharing. For each Fiscal Year, the Profit Sharing Account of a Participant who is eligible to share in the employer nonelective contribution under the Profit Sharing Plan for the plan year of the Profit Sharing Plan which ends on December 31 during such Fiscal Year shall be credited with a Profit Sharing Amount under the Plan equal to that same percentage of the Participant's Excess Compensation as the Participant's allocation of the Company nonelective contributions and forfeitures under the Profit Sharing Plan for such plan year of the Profit Sharing Plan is a percentage of the Participant's Compensation as limited by the Compensation Limit for such plan year. The foregoing shall be subject to the following:

                  (a) Initial Fiscal Year. For the Fiscal Year commencing on the Effective Date and ending on March 31, 2000, no Profit Sharing Amounts shall be credited to the Profit Sharing Account of any Senior Executive.

                  (b) Subsequent Years. For each Fiscal Year thereafter, a Profit Sharing Amount shall be credited to the Profit Sharing Account of each Participant who is a Participant as of the last day of such Fiscal Year. Such Profit Sharing Amount shall be calculated taking into account all of the Participant's Base Salary and Bonus for such Fiscal Year which is Excess Compensation, including Base Salary and Bonus for portions of such Fiscal Year which are prior to the Participant's enrollment in the Plan. Such amount shall be credited to the Profit Sharing Account of such Participant as of the later of the last day of such Fiscal Year or the date on which the employer nonelective contributions actually are made to the Profit Sharing Plan for the plan year ending December 31 in such Fiscal Year.

                  (c) Change of Plan Year. If the plan year of the Profit Sharing Plan shall change, the Compensation Committee shall determine a Profit Sharing Amount which shall reasonably take into account the effect of the change of plan year of the Profit Sharing Plan.

                  (d) Other Plans. If a Participant is a participant in a tax qualified retirement plan of any Participating Company or Affiliated Company other than the Profit Sharing Plan, such Participant's Profit Sharing Amount under this Plan shall be the same percentage of his Base Salary and Bonus as the amount credited for Participants who are participants in the Profit Sharing Plan even if the amount allocated under such other tax qualified retirement plan is different from the amount

                                      4-4
         allocated under the Profit Sharing Plan, the plan year of such other plan is different from the plan year of the Profit Sharing Plan or the other plan is a different type of tax qualified retirement plan (such as a defined benefit plan).

         4.4. Establishment of Accounts. The Administrator or its designated representative shall establish a Deferral Account, a Match Account, and a Profit Sharing Account in the name of each Participant on its books and records. All amounts credited to the Accounts of any Participant, former Participant, or Beneficiary shall constitute a general, unsecured liability of the Participating Companies to such person.

         4.5. Crediting of Deferral Amounts, Match Amounts and Profit Sharing Amounts. Amounts shall be credited to the appropriate Accounts at the following times:

                  (a) Deferral Amounts. Deferral Amounts shall be credited to a Participant's Deferral Account at the time that the Participant's Compensation is reduced pursuant to Section 4.1 hereof; and

                  (b) Match Amounts. Match Amounts shall be credited to a Participant's Match Account at the time that matching contributions would have been credited to the Profit Sharing Plan if the Deferral Amounts on which the Match Amounts are based were instead deferred under the Profit Sharing Plan (and the limitations under Code Sections 401(a)(17), 401(k)(3), 401(m)(2), 402(g), and 415 were not been applicable), adjusted as may be necessary thereafter; and

                  (c) Profit Sharing Amounts. Profit Sharing Amounts shall be credited to the Participant's Profit Sharing Account at the time that such amounts would have been credited to the Profit Sharing Plan if the limitations under Code Section 401(a)(17) were not been applicable.

         4.6. Withholding. The Company may withhold from any Deferral Amount, Match Amount or Profit Sharing Amount, such amount as may be required for purposes of payment of Social Security, Medicare and other applicable taxes. In the event that such taxes are withheld, the amount credited to a Participant's Deferral Account, Match Account, or Profit Sharing Account shall be reduced by the amount of such withholding.

                                      4-5

         4.7. Adjustment of Accounts. The Accounts of Participants, former Participants, and Beneficiaries of deceased Participants shall be adjusted for earnings, gains and losses as if such Accounts held actual assets and such assets were invested in Investment Funds in accordance with Section 4.8 hereof. The value of each Participant's Accounts shall be determinable on a daily basis as follows, using the terms and methods in the order defined below:

                  (a) Beginning Balance. The balance at the beginning of the day. This equals the ending balance as of the end of the most recent day upon which the New York Stock Exchange was open for trading.

                  (b) Sub-Ending Balance. The beginning balance, plus Deferral Amounts, plus Match Amounts, plus Profit Sharing Amounts, and less any distributions and forfeitures, which are made or occur as of such date.

                  (c) Investment earnings. Investment earnings, gains and losses determined pursuant to this Section will be credited to each Participant's Accounts as of each day upon which the New York Stock Exchange is open for trading.

                  (d) Ending Balance. The sub-ending balance plus investment earnings, gains and losses.

         4.8. Investment Funds and Elections. The Company shall designate Investment Funds for the investment of Accounts as if such Accounts held actual assets. The Investment Funds may include but shall not be limited to the following types of funds, which can be managed on an individual basis or as part of a mutual fund as determined by the Company:

                  (a) money market funds;

                  (b) mutual funds;

                  (c) equity funds;

                  (d) fixed income funds;

                  (e) balanced funds;

                                      4-6

                  (f) any pooled investment fund established by a bank;

                  (g) any insurance company's general account; and

                  (h) any special account established and maintained by any insurance company.

The Company shall have the sole discretion to determine the number of Investment Funds to be designated hereunder and the nature of the funds and may change or eliminate the Investment Funds designated hereunder from time to time.

         Participants and former Participants shall direct the investment of their Accounts among the Investment Funds designated by the Company as though such Accounts held actual assets. Any such directions of investment shall be subject to such rules as the Company and Administrator may prescribe, including, but not limited to, rules concerning the manner of providing investment directions and the frequency of changing such investment directions. In the event a Participant or former Participant does not direct the investment of any portion of his Accounts, such undirected portion shall be deemed to be invested in one or more Investment Funds as the Administrator or its designated representative designates.

                                      4-7

                                   ARTICLE 5
                                   ---------

                 ELIGIBILITY FOR RETIREMENT AND RELATED BENEFITS
                 -----------------------------------------------


         5.1. Normal or Late Retirement. A Participant who continues in the employ of a Participating Company or an Affiliated Company until his Normal Retirement Date shall be eligible to retire on or after such date and to receive a distribution of the amounts credited to his Accounts hereunder, in such form as is provided in Article 6 hereof. The Benefit Commencement Date for a Participant who retires from the employ of a Participating Company or an Affiliated Company on or after his Normal Retirement Date shall be the date which is thirty (30) days following his date of Retirement.

         5.2. Early Retirement. A Participant who continues in the employ of a Participating Company or an Affiliated Company until his Early Retirement Date shall be eligible to retire on or after such date and to receive a distribution of the amounts credited to his Accounts hereunder, in such form as is provided in Article 6 hereof. The Benefit Commencement Date for a Participant who retires on or after his Early Retirement Date and prior to his Normal Retirement Date shall, in the absence of an election of an earlier date pursuant to Section 5.8 hereof, be his Normal Retirement Date.

         5.3. Vested Deferred Retirement. A Participant who continues in the employ of a Participating Company or an Affiliated Company until he has completed at least one (1) year of Continuous Service, or whose Vested Percentage is otherwise greater than zero (0), but whose Termination of Employment occurs for any reason other than his Disability prior to the earlier of his Early Retirement Date or his Normal Retirement Date, shall be eligible to receive a distribution of his Vested Interest hereunder, in such

                                      5-1
form as is provided in Article 6 hereof. The Benefit Commencement Date for a former Participant eligible to receive a vested deferred retirement benefit shall be his Normal Retirement Date, or if he has completed seven (7) or more years of Continuous Service, such earlier date, if any, as he may elect pursuant to Section 5.8 hereof.

         5.4. Disability Retirement Benefit. A Participant who has a Termination of Employment due to his Disability shall receive a distribution of the amounts credited to his Accounts hereunder, in such form as is provided in Article 6 hereof. The Benefit Commencement Date for a Participant who has a Termination of Employment due to his Disability shall be as soon as reasonably practicable, but not later than sixty (60) days following the date of such Termination of Employment.

         5.5. Withdrawal Rights and Short Term Deferrals.

                  (a) Withdrawal Right Following Change of Control. During the two (2) year period following a Change of Control, a Participant may elect, in lieu of the amounts credited to his Accounts hereunder, to withdraw, in the Single Sum Form described in Section 6.3 hereof, the amounts credited to his Accounts hereunder, subject to the following penalties:

                           (i) the amounts credited to his Accounts shall be reduced by ten percent (10%); and

                           (ii) upon such withdrawal the Participant's Account
                                balances shall be cancelled and the Participant shall no longer be eligible to participate in the Plan.

                  (b) Hardship Withdrawal. In the event that the Administrator, upon application of a Participant, determines in its sole discretion, that the Participant has suffered an "unforeseeable emergency" as defined for purposes of Section 457 of the Code, the Company shall first suspend Deferral Amounts for the remainder of the then current Fiscal Year and then pay to the Participant an amount, not in excess of the sum of the Participant's (i) Deferral Account and (ii) Match and Profit Sharing Accounts multiplied by the Participant's Vested Percentage, as applicable, necessary to satisfy the emergency. For purposes of this Plan, an unforeseeable emergency is an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in

                                      5-2
         severe financial hardship to the Participant if the distribution were not permitted, as may result from illness, casualty loss or sudden financial reversal. Cash needs arising from foreseeable events, such as the purchase of a residence or education expenses for children, shall not be considered the result of an unforeseeable financial emergency. Such distribution shall be made in the Single Sum Form as described in
         Section 6.3 hereof. To the extent of such withdrawal, the Participant's Account balances shall be cancelled.

                  (c) Short Term Deferrals. In the event that the Participant, in accordance with Section 4.1(d) hereof, has elected to defer a portion of his Base Salary or Bonus to a specific date, such payment shall be made in the Single Sum Form as of such date, subject to the superseding provisions of Section 4.1(d) hereof.

         5.6. Application. Each Participant who is eligible for a retirement benefit or a withdrawal pursuant to this Article shall apply therefor, in writing, on such form or forms as the Administrator shall prescribe in accordance with the provisions of Article 6 hereof.

         5.7. Forfeiture and Payment Delay Due to Cause or Breach of the Restrictive Covenants. Notwithstanding the foregoing provisions of this Article 5 to the contrary, upon the Termination of Employment of a Participant for Cause, such Participant shall forfeit the balance in his Match Account and Profit Sharing Account and he shall thenceforth be ineligible to participate in this Plan, and, except as otherwise provided in this Section, in no event shall he be entitled to the receipt of any other benefit hereunder. Furthermore, upon any finding that a Participant or former Participant has committed an act of Cause or a Breach of the Restrictive Covenants, such Participant shall forfeit the balance in his Match Account and Profit Sharing Account and, except as otherwise provided in this Section, any future payments under the Plan shall be canceled. Amounts previously paid shall not be recoverable. The balance of the Participant's Deferral Account shall not be forfeited. However, payment of such amount shall not

                                      5-3
commence until any Breach of the Restricted Covenants shall have ceased. In the event of a disagreement between the Participant and the Compensation Committee as to whether a Participant's Termination of Employment was for Cause, or whether there has been a Breach of the Restrictive Covenants, or whether such a Breach of the Restrictive Covenants shall have ceased, then, notwithstanding any contrary provision of this Plan, payment of benefits hereunder shall be delayed pending resolution of such disagreement pursuant to the Plan's claims procedure.

         5.8. Election of Earlier Benefit Commencement Date. Any Participant may at any time prior to his Termination of Employment elect in writing a Benefit Commencement Date earlier than the normal applicable Benefit Commencement Date, provided that such earlier Benefit Commencement Date shall not be a date prior to the later of his date of Retirement or his Early Retirement Date, and provided further that no such earlier Benefit Commencement Date shall become effective unless:

                  (a) such Participant has at least seven (7) years of Continuous Service; and

                  (b) such Participant retires from the employ of a Participating Company or an Affiliated Company on or after his Early Retirement Date and prior to his Normal Retirement Date or has any other Termination of Employment (except termination due to his Disability) prior to his Early Retirement Date.

Any election of an earlier Benefit Commencement Date shall be made by the Participant at least thirteen (13) months prior to such earlier Benefit Commencement Date. Such election shall be on a form prescribed for the purpose by the Administrator and signed by the Participant. Such election shall be deemed to be made when it shall have been received by the Administrator or its designated representative. A Participant who is

                                      5-4
electing an earlier Benefit Commencement Date may at any time prior to his Termination of Employment and at least thirteen (13) months prior to such earlier Benefit Commencement Date:

                           (i) revoke an election previously made under this Section by written notice duly filed with the Administrator or its designated representative, in which event the Benefit Commencement Date shall be deemed to be the normal Benefit Commencement Date provided in Sections 5.2 or
                                5.3 hereof, as applicable; or

                           (ii) change his election by written notice and
                                designation duly made and filed with the Administrator or its designated representative pursuant to this Section, provided that such notice is received by the Administrator or its designated representative at least thirteen (13) months prior to the Benefit Commencement Date specified in such notice and designation.

                                      5-5

                                   ARTICLE 6
                                   ---------

                          FORMS OF RETIREMENT BENEFITS
                          ----------------------------


         6.1. Normal Form. The normal form of retirement benefits payable to a Participant who is eligible therefor pursuant to Article 5 hereof shall be the Ten Year Installment Form (Form 1) described in Section 6.3 hereof.

         6.2. Election of Other Forms. Subject to certain restrictions described herein, in lieu of receiving his retirement benefits in accordance with the normal form set forth in Section 6.1 hereof, a Participant or former Participant who is eligible to receive retirement benefits pursuant to Article 5 hereof may elect, in writing, to receive his retirement benefits on the basis of any other form of retirement benefits described in Section 6.3 hereof. Any election of another form of retirement benefits shall be made by a Participant at least thirteen (13) months prior to his Benefit Commencement Date. Any such election may be revoked and made again any number of times as long as such revocation and new election is made at least thirteen (13) months prior to his Benefit Commencement Date.

         Such election shall be on a form prescribed for the purpose by the Administrator and shall be signed by the Participant. Such election shall be deemed to be made when it shall have been received by the Administrator or its designated representative.

         6.3. Forms. The forms of retirement benefits payable under this Plan are as follows:

         Form 1. Ten Year Installment Form. A Participant who receives payment of his benefits under the Ten Year Installment Form shall receive a retirement benefit

                                      6-1
commencing on his Benefit Commencement Date and providing a total of ten (10) substantially equal annual installments (i.e., 1/10th the first year, then 1/9th the next, etc.) to the Participant or, if he shall die prior to the completion of said installments, the remaining amount shall be paid in the Single Sum Form to his Beneficiary within sixty (60) days following the date of the Participant's death.

         Form 2. Alternative Installment Form. A Participant who receives payment of his retirement benefits under the Alternative Installment Form shall receive a retirement benefit commencing on his Benefit Commencement Date and providing a total of five (5) annual installments, fifteen (15) annual installments or such other number of annual installments, which shall not exceed twenty (20) installments, as are authorized by the Administrator (as such Participant shall designate in writing) in substantially equal amounts to the Participant, unless the Participant elects, with the consent of the Administrator, to receive installments which are not substantially equal and vary from year to year (as such Participant shall designate in writing). In the event the Participant shall die prior to the completion of said installments, the remaining amount shall be paid in the Single Sum Form to his Beneficiary within sixty (60) days following the date of the Participant's death.

         Form 3. Single Sum Form. A Participant who receives payment of his retirement benefits under the Single Sum Form shall receive a single sum payment on his Benefit Commencement Date in lieu of payments under Forms 1 or 2. Notwithstanding the foregoing, the Single Sum Form is available only:

                  (a) to a Participant in payment of a withdrawal pursuant to
         Section 5.5 hereof following a Change of Control or due to a hardship;

                  (b) to a Participant in payment of a distribution pursuant to
         Section 12.2 hereof upon termination of the Plan;

                                      6-2

                  (c) to a Beneficiary as a death benefit pursuant to Section
         7.1 or 7.2 hereof;

                  (d) to a Participant:

                           (i)  if the benefit is being paid due to his
                                Retirement on or after his attainment of the first to occur of his Early Retirement Date or Normal Retirement Date; and

                           (ii) provided such payment is not made earlier than
                                six (6) months after his Termination of
                                Employment; or

                  (e) to a Participant if the benefit is being paid due to his Termination of Employment due to his Disability.

The Single Sum Form shall not be payable to any Participant whose benefit is payable due to his Vested Deferred Retirement pursuant to Section 5.3 hereof, regardless of when payable.

         6.4. Terms and Conditions of Forms. The forms of retirement benefits described in Section 6.3 hereof shall be subject to the following conditions:

                  (a) Except for payment of the Single Sum Form, retirement benefits shall be paid annually on the first day of the Plan Year.

                  (b) Retirement benefits which are payable during the life of a Participant or spouse of a Participant shall commence on the date specified in this Plan, if such person is then living, and shall end with the payment made as of the first day of the Plan Year during which such person shall die.

                  (c) Regardless of the form of retirement benefits under which a Participant was going to receive payment, if a Participant shall die prior to his Benefit Commencement Date, no retirement benefits shall be payable to the Beneficiary of the Participant under this Article 6. Instead, benefits, if any, shall be payable under Article 7 hereof.

                  (d) If any Participant shall die after his Benefit Commencement Date, his Beneficiary shall receive such payment, if any, provided for under the form of retirement benefits described in Section
         6.3 hereof, which in each case shall provide for the payment of any remaining amount to his Beneficiary in the Single Sum Form within sixty
         (60) days following the Participant's death.

                                      6-3

                  (e) If any Participant was to have received retirement benefits under Form 1 or Form 2 and his Beneficiary shall die prior to his Benefit Commencement Date, then the Participant shall receive his retirement benefits under such Form and he shall be entitled to designate a new Beneficiary.

                  (f) If any Participant is receiving retirement benefits under Form 1 or Form 2 and his Beneficiary shall die after his Benefit Commencement Date, but prior to the death of the Participant, such Participant shall continue to receive the annual retirement benefits payable under such form and he shall be entitled to designate a new Beneficiary.

                  (g) Regardless of the form of retirement benefits under which a Participant was going to receive payment, a Participant who has a Termination of Employment due to his Disability shall receive his retirement benefits in the Single Sum Form described in Section 6.3 hereof as soon as practicable, but not later than sixty (60) days following such Termination of Employment.

                  (h) Payments generally shall be calculated on the basis of the value of the Participant's Accounts determined as of the November 1 last preceding the payment date, except that the final payment shall use the current value.

         6.5. Revocation or Modification of Elected Forms. Any Participant may at any time at least thirteen (13) months before his Benefit Commencement Date:

                  (a) revoke an election previously made under Section 6.2 hereof by written notice duly filed with the Administrator or its designated representative in which event the Participant shall be treated the same as though his optional election had not been filed; or

                  (b) change his election from one to another of the forms described in Section 6.3 hereof by written notice and designation duly made and filed with the Administrator or its designated representative pursuant to Section 6.2 hereof.

         6.6. Consent Not Required. No consent shall be required of a person in order to elect another form of retirement benefits or to revoke such an election.

         6.7. Correction of Amounts Payable. Anything contained in this Article 6 to the contrary notwithstanding, if, after the Retirement or other Termination of Employment of a Participant, the amount of retirement benefit which would have been

                                      6-4
payable to him under this Plan is subject to any deduction, change, offset or correction, then the amount payable to such Participant and his Beneficiary shall be adjusted to reflect any such deduction, change, offset or correction.

         6.8. Timing of Payments. Payments under this Plan generally shall be made as of the time specified elsewhere in this Plan. Notwithstanding the foregoing provision of this Section and such other provisions to the contrary, the requirement that a distribution commence on or before a particular date shall not apply if the amount of payment required to be made on such date cannot be ascertained by such date or the Administrator is unable to locate the Participant after making reasonable efforts to do so, provided that, within sixty (60) days after such amount can be ascertained or the Participant is located, a payment is made retroactive to such date. This Section is not intended to permit a Participant, former Participant or Beneficiary to elect to defer payment beyond the dates otherwise provided therefor in this Plan.


                                      6-5

                                   ARTICLE 7
                                   ---------

                                 DEATH BENEFITS
                                 --------------


         7.1. Death On Or After Benefit Commencement Date. In the event of the death of a Participant or former Participant on or after his Benefit Commencement Date, there shall be paid to his Beneficiary, if any, the death benefit, if any, provided for under the form of retirement benefits described in
Section 6.3 hereof, which in each case shall provide for the payment of any remaining amount to his Beneficiary in the Single Sum Form described in Section
6.3 hereof as soon as reasonably practicable, but not later than sixty (60) days following the death of the Participant or the former Participant.

         7.2. Death Prior To Benefit Commencement Date. In the event of the death of a Participant while he is an Employee, or a former Participant who is no longer an Employee and whose Vested Percentage is greater than zero (0), and whose Benefit Commencement Date has not occurred, his Beneficiary shall be entitled to receive a death benefit pursuant to this Section which shall be equal to the deceased Participant's Vested Interest which shall be paid in the Single Sum Form described in Section 6.3 hereof as soon as reasonably practicable, but not later than sixty (60) days following the death of the Participant.

         7.3. Automatic Beneficiary. Unless a Participant or former Participant has designated a Beneficiary in accordance with the provisions of Section 7.4 hereof, his Beneficiary shall be deemed to be the person or persons in the first of the following classes in which there are any survivors of such Participant or former Participant:

                  (a) his spouse at the time of his death;

                  (b) his issue, per stirpes;

                                      7-1

                  (c) his parents; or

                  (d) the executor or administrator of his estate.

         7.4. Designated Beneficiary or Beneficiaries. A Participant or former Participant may sign a document designating a Beneficiary or Beneficiaries to receive any benefit payable under Section 7.2 hereof. In the event a Participant or former Participant dies at a time when he has a designation on file which does not dispose of the total benefit distributable under Section 7.2 hereof, then the portion of such benefit distributable on behalf of said Participant or former Participant, the disposition of which was not determined by the deceased Participant's or former Participant's designation, shall be distributed to a Beneficiary determined under Section 7.3 hereof. Any ambiguity in a Participant's or former Participant's Beneficiary designation shall be resolved by the Administrator.

                                      7-2

                                   ARTICLE 8
                                   ---------

                    RIGHTS OF PARTICIPANTS AND BENEFICIARIES
                    ----------------------------------------


         8.1. Creditor Status of Participant and Beneficiary. This Plan constitutes the unfunded, unsecured promise of the Participating Companies to make benefit payments to each Participant and Beneficiary in the future and shall be a liability solely against the general assets of the Participating Companies. The Participating Companies shall not be required to segregate, set aside or escrow any amounts for the benefit of any Participant or Beneficiary. Each Participant and Beneficiary shall have the status of a general unsecured creditor of the Participating Companies and may look only to the Participating Companies and their general assets for payment of benefits under this Plan.

         8.2. Rights with Respect to a Trust. Any Trust, and any assets held thereby to assist the Participating Companies in meeting their obligations under this Plan, shall in no way be deemed to controvert the provisions of Section 8.1 hereof.

         8.3. Investments. In its sole discretion, the Company may acquire (or direct the Participating Companies to acquire) insurance policies, annuities or other financial vehicles for the purpose of providing future assets of the Participating Companies to meet their anticipated liabilities under this Plan. Such policies, annuities or other investments shall at all times be and remain unrestricted general property and assets of the Participating Companies or property of a Trust. Participants and Beneficiaries shall have no rights, other than as general creditors, with respect to such policies, annuities or other acquired assets.

                                      8-1

                                    ARTICLE 9
                                    ---------

                                      TRUST
                                      -----


         9.1. Establishment of Trust. Notwithstanding any other provision or interpretation of this Plan, the Company may establish a Trust in which to hold cash, insurance policies or other assets to be used to make, or reimburse the Participating Companies for, payments to the Participants or Beneficiaries of all or part of the benefits under this Plan. Any Trust assets shall at all times remain subject to the claims of general creditors of the Participating Companies in the event of their insolvency as more fully described in the Trust.

         9.2. Obligations of the Company. Notwithstanding the fact that a Trust may be established under Section 9.1 hereof, the Company shall remain liable for paying the benefits under this Plan. However, any payment of benefits to a Participant or a Beneficiary made by such a Trust shall satisfy the Company's obligation to make such payment to such person.

         9.3. Trust Terms. A Trust established under Section 9.1 hereof may be revocable by the Company; provided, however, that such a Trust may become irrevocable in accordance with its terms in the event of a Change of Control. Such a Trust may contain such other terms and conditions as the Company may determine to be necessary or desirable. The Company may terminate or amend a Trust established under Section 9.1 hereof at any time, and in any manner it deems necessary or desirable, subject to the preceding sentence and the terms of any agreement under which any such Trust is established or maintained.

                                      9-1

                                   ARTICLE 10
                                   ----------

                                CLAIMS PROCEDURE
                                ----------------


         10.1. Claim for Benefits. Any claim for benefits under this Plan shall be made in writing to the Administrator in such a manner as the Administrator shall reasonably prescribe. The Administrator shall process each such claim and determine entitlement to benefits within thirty (30) days following its receipt of a completed application for benefits unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial thirty (30) day period. In no event shall such extension exceed a period of thirty (30) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date as of which the Administrator expects to render the final decision.

         If such a claim is wholly or partially denied by the Administrator, the Administrator shall notify the claimant of the denial of the claim in writing, delivered in person or mailed by first class mail to the claimant's last known address. Such notice of denial shall contain:

                  (a) the specific reason or reasons for denial of the claim;

                  (b) a reference to the relevant Plan provisions upon which the denial is based;

                  (c) a description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

                  (d) an explanation of this Plan's claim review procedure.

                                      10-1

If no such notice is provided, and if the claim has not been granted within the time specified above for approval of the claim, the claim shall be deemed denied and subject to review as described below. The interpretations, determinations and decisions of the Administrator shall be final and binding upon all persons with respect to any right, benefit and privilege hereunder, subject to the review procedures set forth in this Article 10.

         10.2. Request for Review of a Denial of a Claim for Benefits. Any claimant or any authorized representative of such claimant whose claim for benefits under this Plan has been denied or deemed denied, in whole or in part, by the Administrator may upon written notice delivered to the Appeals Committee request a review by the Appeals Committee of such denial of his or her claim for benefits. Such claimant shall have sixty (60) days from the date the claim is deemed denied, or sixty (60) days from receipt of the notice denying the claim, as the case may be, in which to request such a review. The claimant's notice must specify the relief requested and the reason such claimant believes the denial should be reversed.

         10.3. Appeals Procedure. The Appeals Committee is hereby authorized to review the facts and relevant documents, including this Plan, to interpret this Plan and other relevant documents and to render a decision on the appeal of the claimant. Such review may be made by written briefs submitted by the claimant and the Administrator or at a hearing, or by both, as shall be deemed necessary by the Appeals Committee. Upon receipt of a request for review, the Appeals Committee shall schedule a hearing to be held (subject to reasonable scheduling conflicts) not less than thirty (30) nor more than forty-five (45) days from the receipt of such request. The date and time of such hearing shall

                                      10-2
be designated by the Appeals Committee upon not less than fifteen (15) days' notice to the claimant and the Administrator unless both of them accept shorter notice. The notice shall specify that such claimant must indicate in writing, at least five (5) days in advance of the time established for such hearing, his intention to appear at the appointed time and place, or the hearing will automatically be canceled. The reply shall specify any other persons who will accompany him to the hearing, or such other persons will not be admitted to the hearing. The Appeals Committee shall make every effort to schedule the hearing on a day and at a time which is convenient to both the claimant and the Administrator. The hearing will be scheduled at the Company's headquarters unless the Appeals Committee determines that another location would be more appropriate. The claimant, or his duly authorized representative, may review all pertinent documents relating to the claim in preparation for the hearing and may submit issues and comments in writing prior to or during the hearing.

         10.4. Decision upon Review of Denial of Claim for Benefits. After the review has been completed, the Appeals Committee shall render a decision in writing, a copy of which shall be sent to both the claimant and the Administrator. In making its decision the Appeals Committee shall have full power, authority, and discretion to determine any and all questions of fact, resolve all questions of interpretation of this instrument or related documents which may arise under any of the provisions of this Plan or such documents as to which no other provision for determination is made hereunder, and exercise all other powers and discretions necessary to be exercised under the terms of this Plan which it is herein given or for which no contrary provision is made and to determine the right to benefits of, and the amount of benefits, if any, payable to, any

                                      10-3
person in accordance with the provisions of this Plan. The Appeals Committee shall render a decision on the claim review promptly, but not more than sixty
(60) days after the receipt of the claimant's request for review, unless a hearing is held, in which case the sixty (60) day period shall be extended to thirty (30) days after the date of the hearing. Such decision shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and shall contain specific references to the pertinent provisions of the Plan and related documents upon which the decision is based. The decision on review shall be furnished to the claimant within the appropriate time described above. If the decision on review is not furnished within such time, the claim shall be deemed denied on review at the end of such period. There shall be no further appeal from a decision rendered by the Appeals Committee. The decision of the Appeals Committee shall be final and binding in all respects on the Administrator, the Company and the claimant. Except as otherwise provided by law, the review procedures of this Article 10 shall be the claimant's sole and exclusive remedy and shall be in lieu of all actions at law, in equity, pursuant to arbitration or otherwise.

         10.5. Establishment of Appeals Committee. The Board shall appoint the members of an Appeals Committee which shall consist of three (3) or more members. The members of the Appeals Committee shall remain in office at the will of the Board, and the Board, from time to time, may remove any of said members with or without cause. A member of the Appeals Committee may resign upon written notice to the remaining member or members of the Appeals Committee and to the Board, respectively. The fact that a person is a Participant or a former Participant or a prospective Participant shall not disqualify him from acting as a member of the Appeals Committee, nor shall

                                      10-4
any member of the Appeals Committee be disqualified from acting on any question because of his interest therein, except that no member of the Appeals Committee may act on any claim which such member has brought as a Participant, former Participant or Beneficiary under this Plan. In case of the death, resignation or removal of any member of the Appeals Committee, the remaining members shall act until a successor-member shall be appointed by the Board. At the Administrator's request, the Secretary of the Company shall notify the Administrator in writing of the names of the original members of the Appeals Committee, of any and all changes in the membership of the Appeals Committee, of the member designated as Chairman, and the member designated as Secretary, and of any changes in either office. Until notified of a change, the Administrator shall be protected in assuming that there has been no change in the membership of the Appeals Committee or the designation of Chairman or of Secretary since the last notification was filed with it. The Administrator shall be under no obligation at any time to inquire into the membership of the Appeals Committee or its officers. All communications to the Appeals Committee shall be addressed to its Secretary at the address of the Company. Unless the Board shall appoint others as the Appeals Committee, the three (3) Board members with the longest period of active service on the Board shall constitute such Committee.

         10.6. Operations of Appeals Committee. On all matters and questions, a decision of a majority of the members of the Appeals Committee shall govern and control. Meetings may be held in person or by electronic means. In lieu of a meeting, decisions may be made by unanimous written consent. The Appeals Committee shall appoint one of its members to act as its Chairman and another member to act as


                                      10-5

Secretary. The terms of office of these members shall be determined by the Appeals Committee, and either or both the Secretary and Chairman may be removed by the other members of the Appeals Committee for any reason which such other members may deem just and proper. The Secretary shall do all things directed by the Appeals Committee. Although the Appeals Committee shall act by decision of a majority of its members as above provided, nevertheless in the absence of written notice to the contrary, every person may deal with the Secretary and consider his acts as having been authorized by the Appeals Committee. Any notice served or demand made on the Secretary shall be deemed to have been served or made upon the Appeals Committee.

         10.7. Special Provisions Relating to Change of Control. In the event of a Change of Control, then notwithstanding the contrary provisions of this Article, for the two (2) year period following such Change of Control, the three
(3) individuals having the greatest amounts accrued under this Plan shall assume the responsibilities of the Appeals Committee set forth in this Article. If one or more of them shall not be able to serve or to continue to serve, the individual or individuals, as applicable, having the next largest amounts accrued under this Plan will serve in such person's or persons' place. If at any time during such two (2) year period fewer than three (3) individuals have amounts accrued under this Plan, such individual or individuals shall perform the duties of the Appeals Committee. If only one (1) individual has amounts accrued under this Plan, the Appeals Committee shall not consist of such individual but shall consist of such individual as he and the Company shall agree. If he and the Company shall fail to agree on a single individual, the Appeals Committee shall consist of three (3) individuals, one

                                      10-6
appointed by the Company, one appointed by the individual claiming benefits hereunder, and a third selected by the other two (2).

                                      10-7

                                   ARTICLE 11
                                   ----------

                                 ADMINISTRATION
                                 --------------


         11.1. Appointment of Administrator. The Board shall appoint the Administrator which shall be any person(s), corporation or partnership (including the Company itself) as said Board shall deem desirable in its sole discretion. The Administrator may be removed or resign upon thirty (30) days' written notice or such lesser period of notice as is mutually agreeable. Unless the Board appoints another Administrator, the Compensation Committee shall be the Administrator.

         11.2. Powers and Duties of the Administrator. Except as expressly otherwise set forth herein, the Administrator shall have the authority and responsibility granted or imposed on an "administrator" by ERISA. The Administrator shall determine any and all questions of fact, resolve all questions of interpretation of this Plan which may arise under any of the provisions of this Plan as to which no other provision for determination is made hereunder, and exercise all other powers and discretions necessary to be exercised under the terms of this Plan which it is herein given or for which no contrary provision is made. The Administrator shall have full power and discretion to interpret this Plan and related documents, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, and to determine the rights and benefits, if any, of any Participant or other applicant, in accordance with the provisions of this Plan. Subject to the provisions of any claims procedure hereunder, the Administrator's decision with respect to any matter shall be final and binding on all parties concerned, and neither the Administrator nor any of its directors, officers, employees or delegates nor, where applicable, the directors, officers or employees of any delegate, shall be liable in that

                                      11-1
regard except for gross abuse of the discretion given it and them under the terms of this Plan. All determinations of the Administrator shall be made in a uniform, consistent and nondiscriminatory manner with respect to all Participants and Beneficiaries in similar circumstances. The Administrator, from time to time, may designate one or more persons or agents to carry out any or all of its duties hereunder.

         11.3. Engagement of Advisors. The Administrator may employ actuaries, attorneys, accountants, brokers, employee benefit consultants, and other specialists to render advice concerning any responsibility the Administrator, Appeals Committee or Compensation Committee has under this Plan. Such persons may also be advisors to any Participating Company.

         11.4. Payment of Costs and Expenses. The costs and expenses incurred in the administration of this Plan shall be paid in either of the following manners as determined by the Company in its sole discretion:

                  (a) the expenses may be paid directly by one or more of the Participating Companies; or

                  (b) the expenses may be paid out of the Trust, if any (subject to any restriction contained in such Trust or required by law).

Such costs and expenses include those incident to the performance of the responsibilities of the Administrator, Appeals Committee or Compensation Committee, including but not limited to, claims administration fees and costs, fees of accountants, legal counsel and other specialists, bonding expenses, and other costs of administering this Plan. Notwithstanding the foregoing, in no event will any person serving in the capacity of Administrator, Appeals Committee member or Compensation Committee member who is a full-time employee of a Participating Company be entitled to any compensation for such services.

                                      11-2

                                   ARTICLE 12
                                   ----------

                            AMENDMENT AND TERMINATION
                            -------------------------


         12.1. Power to Amend or Terminate. Except as otherwise provided herein following a Change of Control, this Plan may be amended by the Company at any time, or from time to time, and may be terminated by the Company at any time, but no such amendment, modification or termination shall reduce the amounts credited to the Accounts or Vested Percentage of any Participant, determined as of the date of such amendment, modification or termination. Such amendment or termination shall be in writing, executed by two or more officers of the Company whose actions are authorized or ratified by the Board. This Plan may not be amended (but may be terminated) during the two (2) year period following a Change of Control except that amendments may be made as required by law.

         12.2. Effects of Plan Termination. If this Plan is terminated, then, on and after the effective date of such termination, all deferrals and allocations hereunder shall cease. Thereafter, the Vested Percentage of each Participant shall become one hundred percent (100%) and the amounts credited to the Accounts of each Participant shall be distributed to such Participant in the Single Sum Form described in Section 6.3 hereof as soon as reasonably possible but not later than ninety (90) days after the date of such termination.

         12.3. No Liability for Plan Amendment or Termination. Neither the Company, nor any other Participating Company, nor any officer, Employee or director thereof shall have any liability as a result of the amendment or termination of this Plan. Without limiting the generality of the foregoing, the Company shall have no liability for

                                      12-1
terminating this Plan notwithstanding the fact that a Participant may have expected to make future deferrals and have future allocations made on his behalf hereunder had this Plan remained in effect.

                                      12-2

                                   ARTICLE 13
                                   ----------

                             PARTICIPATING COMPANIES
                             -----------------------


         13.1. List of Participating Companies. The Participating Companies as of the Effective Date are as follows:

Participating Companies                  Adoption Date       Termination Date
-----------------------                  -------------       ----------------
Pioneer-Standard Electronics, Inc.       April 27, 1999
Pioneer-Standard of Maryland, Inc.       April 27, 1999
Pioneer-Standard Illinois, Inc.          April 27, 1999
Pioneer-Standard Minnesota, Inc.         April 27, 1999
Pioneer-Standard Electronics, Ltd.       April 27, 1999
Dickens Data Systems, Inc.               April 27, 1999

         13.2. Designation of Participating Companies. An Affiliated Company may become a Participating Company under this Plan at any time. Such an Affiliated Company, if organized under the laws of the United States of America or any State, shall become a Participating Company, without the need for amendment hereof, upon attaining such Affiliated Company status unless otherwise provided by the Compensation Committee. Alternatively, such an Affiliated Company may become a Participating Company by an amendment to Section 13.1 hereof which specifies the name of the Affiliated Company, its Adoption Date and other pertinent information.

13.3. Adoption of Supplements. The Company may determine that special provisions shall be applicable to some or all of the Senior Executives of a Participating Company, either in addition to or in lieu of certain provisions of this Plan. In such event, the Company shall adopt a Supplement with respect to the Participating Company which employs such individuals which Supplement shall specify by name or otherwise the Senior Executives of the Participating Company covered thereby and the

                                      13-1
special provisions applicable to such Senior Executives. Any Supplement shall be deemed to be a part of this Plan solely with respect to the Senior Executives specified therein.

         13.4. Amendment of Supplements. The Company, from time to time, may amend, modify or terminate any Supplement; provided, however, that no such action shall operate so as to deprive any Senior Executive who was covered by such Supplement of any vested rights to which he is entitled under this Plan or the Supplement.

         13.5. Termination of Participation of Participating Company. A Participating Company whose status as an Affiliated Company terminates shall no longer be deemed a Participating Company as of the date of the termination of such Affiliated Company status. Alternatively, the Company may terminate this Plan with respect to Participants employed by any Participating Company by an amendment to Section 13.1 hereof which specifies the name of the Participating Company, and its Termination Date, and other pertinent information. Distribution of the benefits of Participants employed by said Participating Company shall thereupon be made in the manner provided in Article 12 hereof.

         13.6. Delegation of Authority. The Company is hereby fully empowered to act on behalf of itself and the other Participating Companies as it may deem appropriate in maintaining the Plan. Without limiting the generality of the foregoing, such actions include obtaining and retaining relevant tax advantages for the Plan. Furthermore, the adoption by the Company of any amendment to the Plan or the termination thereof, will constitute and represent, without any further action on the part of any Participating Company, the approval, adoption, ratification or confirmation by

                                      13-2
each Participating Company of any such amendment or termination. In addition, the appointment of or removal by the Company of any member of the Appeals Committee, any Administrator or other person under the Plan shall constitute and represent, without any further action on the part of any Participating Company, the appointment or removal by each Participating Company of such person.

         13.7. Amendment Restrictions and Procedures. Amendments authorized by this Article 13, including those adding or removing a Participating Company, shall be subject to the provisions of Article 12 hereof dealing with amendment and termination of the Plan, as applicable.


                                      13-3

                                   ARTICLE 14
                                   ----------

                                  MISCELLANEOUS
                                  -------------


         14.1. Non-Alienation. No benefits or amounts credited to Accounts under this Plan shall be subject in any manner to be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, attached, garnished or charged in any manner (either at law or in equity), and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, attach, garnish or charge the same shall be void; nor shall any such benefits or amounts in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits or amounts as are herein provided for her or him.

         14.2. Tax Withholding. The Company or any other Participating Company may withhold from a Participant's compensation or any payment made by it under this Plan such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Code or the Social Security Act or any state or local income or employment tax act or for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.

         14.3. Incapacity. If the Administrator determines that any Participant or other person entitled to payments under this Plan is incompetent by reason of physical or mental disability and is consequently unable to give a valid receipt for payments made hereunder, or is a minor, the Administrator may order the payments becoming due to such person to be made to another person for his benefit, without responsibility on the part of the Administrator to follow the application of amounts so paid. Payments made pursuant to this Section shall completely discharge the Administrator, the Company and

                                      14-1
the other Participating Companies and the Appeals Committee with respect to such payments.

         14.4. Administrative Forms. All applications, elections and designations in connection with this Plan made by a Participant or other person shall become effective only when duly executed on forms provided by the Administrator and filed with the Administrator.

         14.5. Independence of Plan. Except as otherwise expressly provided herein, this Plan shall be independent of, and in addition to, any other benefit agreement or plan of a Participating Company or any rights that may exist from time to time thereunder.

         14.6. No Employment Rights Created. This Plan shall not be deemed to constitute a contract of employment between the Company or any other Participating Company and any Participant, nor confer upon any Participant the right to be retained in the service of the Company or any other Participating Company for any period of time, nor shall any provision hereof restrict the right of any Company to discharge or otherwise deal with any Participant.

         14.7. Responsibility for Legal Effect. Neither the Company, nor any other Participating Company, nor the Administrator or the Compensation Committee or Appeals Committee, nor any officer, member, delegate or agent of any of them, makes any representations or warranties, express or implied, or assumes any responsibility concerning the legal, tax, or other implications or effects of this Plan. Without limiting the generality of the foregoing, no Participating Company shall have any liability for the

                                      14-2
tax liability which a Participant may incur resulting from participation in this Plan or the payment of benefits hereunder.

         14.8. Limitation of Duties. The Company, the Participating Companies, the Compensation Committee, the Administrator, the Appeals Committee, and their respective officers, members, employees and agents shall have no duty or responsibility under this Plan other than the duties and responsibilities expressly assigned to them herein or delegated to them pursuant hereto. None of them shall have any duty or responsibility with respect to the duties or responsibilities assigned or delegated to another of them.

         14.9. Limitation of Sponsor Liability. Any right or authority exercisable by the Company, pursuant to any provision of this Plan, shall be exercised in the Company's capacity as sponsor of this Plan, or on behalf of the Company in such capacity, and not in a fiduciary capacity, and may be exercised without the approval or consent of any person in a fiduciary capacity. Neither the Company, nor any of its respective officers, members, employees, agents and delegates, shall have any liability to any party for its exercise of any such right or authority.

         14.10. Successors. The terms and conditions of this Plan shall inure to the benefit of and bind the Company, the other Participating Companies, the Participants, their Beneficiaries, and the successors and personal representatives of the Participants and their Beneficiaries.

         14.11. Controlling Law. This Plan shall be construed in accordance with the laws of the State of Ohio to the extent not preempted by laws of the United States.

                                      14-3

         14.12. Headings and Titles. The Section headings and titles of Articles used in this Plan are for convenience of reference only and shall not be considered in construing this Plan.

         14.13. General Rules of Construction. The masculine gender shall include the feminine and neuter, and vice versa, as the context shall require. The singular number shall include the plural, and vice versa, as the context shall require. The present tense of a verb shall include the past and future tenses, and vice versa, as the context may require.

         14.14. Execution in Counterparts. This Plan may be executed in any number of counterparts each of which shall be deemed an original and said counterparts shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

         14.15. Severability. In the event that any provision or term of this Plan, or any agreement or instrument required by the Administrator hereunder, is determined by a judicial, quasi-judicial or administrative body to be void or not enforceable for any reason, all other provisions or terms of this Plan or such agreement or instrument shall remain in full force and effect and shall be enforceable as if such void or nonenforceable provision or term had never been a part of this Plan, or such agreement or instrument except as to the extent the Administrator determines such result would have been contrary to the intent of the Company in establishing and maintaining this Plan.

         14.16. Indemnification. The Participating Companies shall jointly and severally indemnify, defend, and hold harmless any Employee, officer or director of any Participating Company for all acts taken or omitted in carrying out the responsibilities of

                                      14-4
the Company, Participating Company, Compensation Committee, Administrator or Appeals Committee under the terms of this Plan or other responsibilities imposed upon such individual by law. This indemnification for all such acts taken or omitted is intentionally broad, but shall not provide indemnification for any civil penalty that may be imposed by law, nor shall it provide indemnification for embezzlement or diversion of Plan funds for the benefit of any such individual. The Participating Companies shall jointly and severally indemnify any such individual for expenses of defending an action by a Participant, dependent, service provider, government entity or other person, including all legal fees and other costs of such defense. The Participating Companies shall also reimburse any such an individual for any monetary recovery in a successful action against such individual in any federal or state court or arbitration. In addition, if a claim is settled out of court with the concurrence of the Company, the Participating Companies shall jointly and severally indemnify any such individual for any monetary liability under any such settlement, and the expenses thereof. Such indemnification will not be provided to any person who is not a present or former Employee or director of a Participating Company nor shall it be provided for any claim by a Participating Company against any such individual.

                                      14-5

         IN WITNESS WHEREOF, PIONEER-STANDARD ELECTRONICS, INC., the Company, by its appropriate officers duly authorized, has caused this Plan to be executed and adopted as of the 27th day of April, 1999.

                                    PIONEER-STANDARD ELECTRONICS, INC.

                                                ("Company")

                                    By  /s/ James L. Bayman
                                        -------------------------------

                                    And /s/ Arthur Rhein
                                        -------------------------------








                                      14-6